Exhibit 10.32.1

SIMPSONVILLE BACKSTOP INDEMNITY AGREEMENT

This Simpsonville Backstop Agreement (this “Agreement”) is dated as of July 30, 2020 and is made by and among James Walesa, an individual that is a domicile in the State of Texas (“Walesa”) and Allied Integral United, Inc., a Delaware corporation having an address at 8800 Village Drive, Suite 201, San Antonio, Texas 78217(the “Corporation”).

Reference is made to that certain Amended And Restated Backstop Indemnity Agreement, dated as of February 26, 2020 (the “Backstop Indemnity Agreement”), by and among (a) the Corporation; and each of Steve Person, an individual that is a domicile in the State of Texas (“Person”), Walesa, and BJ Parris, an individual that is a domicile in the State of Texas (“Parrish” and, together with Person and Walesa, each a “Guarantor” and, collectively, the “Guarantors”). Capitalized terms used in this Agreement that are not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Backstop Indemnity Agreement.

WHEREAS, a copy of the Backstop Indemnity Agreement is attached to this Agreement as Exhibit I;

WHEREAS, pursuant to the Backstop Indemnity Agreement, the Corporation has indemnified each Guarantor for the Guaranteed Obligations;

WHEREAS, certain subsidiaries of the Corporation are parties to that certain litigation (the “Simpsonville Litigation”) captioned and numbered MC-Simpsonville, SC-UT, LLC v. Steve Person, et. al., Cause No. 19-0651-C368 in the 368th Judicial District Court of Williamson County, Texas (the “Specified Court”), including Memory Care America LLC (“MCA”) and Trident Healthcare Properties I, L.P. (“Trident” and, together with MCA (the “Specified Subsidiaries”);

WHEREAS, the Specified Subsidiaries may have liabilities under any judgement of the Specified Court;

WHEREAS, Walesa has agreed to fully indemnify the Corporation from and against all obligations of the Specified Subsidiaries with respect to any judgement of the Specified Court, including without limitation, all post judgment interest and costs payable by any Specified Subsidiary with respect to the Simpsonville Litigation (the “Walesa Guaranteed Obligations”);

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the parties hereto does hereby covenant and agree as follows:

1. Incorporation of Recitals and Exhibits. The recitals to this Agreement and any exhibits or schedules attached hereto are hereby incorporated by reference into this Agreement as if fully and completely set forth herein.

2. Obligations of Walesa.

(a) Walesa shall promptly reimburse and repay the Corporation the full amount of the Walesa Guaranteed Obligations that is paid by the Corporation or any subsidiary of the Corporation, including without limitation, the Specified Subsidiaries.

(b) If any obligation of Walesa under Section 2(a) is not paid as and when any such obligations are due and payable by the Corporation or any of the Specified Subsidiaries, then Walesa shall pay an additional amount that is equal to 15% per annum, compounded annually (the “Contribution Rate”), from the date such obligations are due and payable until the date of full payment by Walesa.

(c) The obligations of Walesa under this Agreement are unsecured and personal obligations of Walesa.

(d) Walesa hereby releases the Corporation from and against any obligation under the Backstop Indemnity Agreement arising from or related to the Walesa Guaranteed Obligations.

3. Fee and Payments.

(a) The Corporation shall pay Walesa a fee that is equal to 2% of the amount of any judgement of the Specified Court, plus all post-judgement interest that is awarded by the Specified Court in the event that the Specified Subsidiaries (or any of them) appeal any such judgement.

(b) The fee that is payable by the Corporation shall be paid by the Corporation causing its subsidiary AIU Alternative Care, Inc. issuing shares of its 10.25% Series I Cumulative Convertible Preferred Stock (“Clearday Care Preferred”) and the Corporation granting warrants (“Clearday Warrants”) to purchase shares of the common stock of the Corporation at a unit price equal to $10.00 per unit. The fee shall be payable promptly after the date or dates that the fee is determined.

(c) The Corporation will provide (and will cause AIU Alternative Care, Inc. to provide) additional units of Clearday Care Preferred and Clearday Warrants for any and all payments that are made by Walesa at a price equal to $10.00 per unit.

4. Remedies. In the event that Walesa is in default in the payment of its Walesa Guaranteed Obligations hereunder, then the Corporation may institute legal action to enforce the payment of such obligations.

5. Reformation. If any provision hereof shall be invalid under applicable law, then such provisions shall be deemed omitted to the extent invalid, but the remaining provisions hereof shall be given effect in accordance with the intent hereof, and the Parties agree to execute such amendments to this Agreement as may be required in order to give full effect to the intent hereof.

6. Unconditional Guaranteed Obligations. This Agreement creates an obligation of payment and not of collection and Walesa waives (i) any right to require that resort be had to any security held by any of the Specified Subsidiaries, (ii) all notice to which Walesa might otherwise be entitled, (iii) notice of presentment, protest, notice of protest, notice of non-payment, notice of dishonor, notice of intent to accelerate and notice of acceleration with respect to a default hereunder by Walesa, and (iv) the Corporation or any subsidiary of the Corporation, including any of the Specified Subsidiaries, pursuing any rights against any Guaranteed Person under any obligation of such person to indemnify the plaintiff in the Specified Litigation. Walesa hereby consents and agrees and acknowledges that Walesa Guaranteed Obligations hereunder shall not be released or discharged by any act or omission of the Corporation or any of the Specified Subsidiaries or any other person which would otherwise constitute or create a legal or equitable defense in favor of Walesa.

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7. Collection Costs. If any dispute arises between any Parties with respect to this Agreement, then all reasonable attorney’s fees and disbursements incurred by the prevailing Party in any action, arbitration or other judicial or quasi-judicial proceeding with respect to such dispute shall be paid, on demand, with interest thereon at the Contribution Rate from the date incurred until the date paid in full, by the non-prevailing Party.

8. Binding Effect; Assignment and Assumption; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each Party and their respective successors, assigns and legal representatives; provided, however, that no Party may, without prior written consent of the other Parties, assign any of its rights, powers, duties or Walesa Guaranteed Obligations hereunder.

9. Amendments. This Agreement may not be modified, waived or terminated except by an instrument in writing executed by all of the Parties.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

11. Counterparts. This Agreement may be executed in any number of counterparts, with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and constitute one Agreement.

12. Consent to Jurisdiction. Each Party hereby irrevocably submits to the non- exclusive jurisdiction of any state or federal court sitting in the State of Texas, County of Bexar in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding maybe heard and determined in such district court or, to the extent permitted by law, in such federal court. The Parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

13. Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND INTENTIONALLY FOREVER WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY ANY PARTY AGAINST SUCH PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Backstop Indemnity Agreement as of the day and year first above written.

Allied Integral United, Inc. d/b/a Clearday, Inc.

By:	/s/ BJ Parrish
Name:	B.J. Parrish
Title:	Chief Operating Officer

/s/ James Walesa
James Walesa, Individually

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EXHIBIT I

Copy of the Backstop Indemnity Agreement

[attached hereto]

AMENDMENT TO THAT CERTAIN

SIMPSONVILLE BACKSTOP INDEMNITY AGREEMENT

This amendment (this “Amendment”) to the Simpsonville Backstop Agreement (the “Agreement”) is dated as of January 19, 2021 and is made by and among James Walesa, an individual that is a domicile in the State of Texas (“Walesa”) and Allied Integral United, Inc., a Delaware corporation having an address at 8800 Village Drive, Suite 201, San Antonio, Texas 78217(the “Corporation”).

Reference is made to the Agreement dated as of July 30, 2020. Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, Walesa has agreed to fully indemnify the Corporation from and against all Walesa Guaranteed Obligations;

WHEREAS, under the Agreement, the obligations of Walesa are unsecured and personal obligations of Walesa;

WHEREAS, the Corporation has cause to believe that cash resources of Walesa may become subject to payment to MC-Simpsonville, SC-UT, LLC and its affiliates and, accordingly, for the Corporation to have reasonable assurances for the Walesa Guaranteed Obligations to be paid on a timely basis by Walesa, the Corporation and Walesa have agreed that Walesa will guaranty the Walesa Guaranteed Obligations by the pledge of Walesa’s stock or equity interests in the Corporation and each of its subsidiaries.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the parties hereto does hereby covenant and agree as follows:

1. Incorporation of Recitals and Exhibits. The recitals to this Agreement and any exhibits or schedules attached hereto are hereby incorporated by reference into this Agreement as if fully and completely set forth herein.

2. Obligations of Walesa.

Section 2(c) of the Agreement is hereby amended to read in its entirety as follows:

The obligations of Walesa under this Agreement are personal obligations of Walesa and secured by the pledge of all stock or any equity interests of Walesa in the Corporation and its subsidiaries (collectively, the “Pledged Securities”), including without limitation: (i) shares of common stock, par value $0.01 per share (“AIU Common Stock”); (ii) warrants to purchase shares of AIU Common Stock (“AIU Warrants”); (iii) shares of 6.75% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”); and (iv) shares ofthe 10.25% Series I Cumulative Convertible Preferred Stock, par value $0.01 per share, of AIU Alternative Care, Inc., a Delaware corporation (“AIU Care”). The pledge of the Pledged Securities shall be under the terms and conditions of that certain Securities Pledge Agreement dated as of even date of this Amendment.

3. Ratification. The terms and conditions of the Agreement are, as amended by the terms of this Amendment, hereby ratified and confirmed in all respects. From and after the date of this Amendment, the terms and conditions of the Agreement shall be amended in all respects by the terms and conditions of this Amendment.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts oflaw.

5. Counterparts. This Amendment may be executed in any number of counterparts, with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and constitute one amendment or agreement for amendment.

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6. IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

Allied Integral United, Inc.

d/b/a Clearday, Inc.

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ATTACHMENT

Copy of Securities Pledge Agreement

[attached hereto]